Exhibit 3.88

ARTICLES OF INCORPORATION

OF

Stapor Research, Inc.

FIRST: The undersigned Incorporator, Andy Feldstein, being at least eighteen (18) years of age, does hereby form a stock corporation under and by virtue of the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, Va. Code Section 13.1 – 601 et seq.

SECOND: The name of the corporation (which hereinafter is called the “Corporation”) is:

Stapor Research, Inc.

THIRD: The purposes for which the Corporation is formed are as follows:

(a)          To research, test, design, develop, manufacture, market, process, buy, sell and otherwise deal in and with products, materials and other items for governmental and commercial purposes, and to engage in any and all other businesses which are not prohibited by the laws of the Commonwealth of Virginia.

(b)          To lease, buy, sell, use, manufacture, mortgage, construct, improve and otherwise handle, deal in and dispose of all property, real and personal, as may be necessary or convenient for conducting the business of the Corporation.

(c)          To carry on all business of the Corporation, alone or with other individuals, partnerships, joint ventures, corporations, syndicates or other forms of enterprise, or to act as or deal with agents of such other individuals, partnerships, joint ventures, corporations, syndicates or other forms of enterprise.

(d)          To conduct all business of the Corporation for its own account or for the account of others.

(e)          To purchase, lease or otherwise acquire all or any part of the property, rights, businesses, contracts, goodwill, franchises and assets of every kind of corporation, partnership, individual or other enterprise and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any such property rights, businesses, contracts, goodwill, franchises or assets in any manner, including but not limited to cash, debt instruments, or the issuance of stock, bonds or other securities of the Corporation.

(f)           To apply for, obtain, purchase or otherwise acquire any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulae and the like which might be used for any of the purposes or businesses of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise make use of or dispose of the same.

(g)           To purchase or otherwise acquire, hold or re-issue shares of its capital stock of any class; and to purchase, hold, sell, assign, transfer, exchange, lease, mortgage, pledge or otherwise dispose of any share of stock, voting trust certificates, bonds, securities or other evidences of indebtedness issued or created by the Corporation or any other corporation or association, whether organized under the laws of the Commonwealth of Virginia or any other state, territory, district, colony or dependency of the United States of America or any foreign country; and while the owner or holder of any such shares of stock, voting trust certificates, bonds or other obligations, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote on any shares of stock so held or owned and, upon distribution of the assets or the division of the profits of this or any other corporation to distribute any such shares of stock, voting trust certificates, bonds or other obligations or the proceeds thereof, among the stockholders of this Corporation.

(h)          To undertake or to do any other activities and to operate any other business permitted by law whether now in effect or hereafter enacted.

The foregoing enumeration of purposes of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law and is not intended, by mention of any particular purpose, object or business, to limit or restrict in any manner the powers of the Corporation granted by the laws of the Commonwealth of Virginia or any other jurisdiction.

FOURTH: The address of the principal office of the Corporation is 4511 Daly Drive, Chantilly, VA 20151.

FIFTH: The registered agent of the Corporation is Business Filings Inc., whose post-office address is 4701 Cox Rd, Glen Allen, VA 23060-6802 This address shall serve as the address of Corporation’s registered office. In accordance with the requirements of Va Code Section 13 1-634, said registered agent is a domestic or foreign stock or nonstock corporation authorized to transact business in this Commonwealth.

SIXTH: The total number of shares of all classes of stock which the Corporation has authority to issue is One Thousand (1,000) shares, all of one class, each with a par value of one cent($0.01)

SEVENTH: The number of directors of the Corporation shall be not less than one (1) not more than seven (7), which number may be increased or decreased pursuant to the Bylaws of the Corporation. So long as there are less than three (3) stockholders, the number of directors may be less dun three (3) but not less than the number of stockholders. It is anticipated that there initially will be one (1) stockholder and, accordingly, here will be one (1) director initially. The name of the person who shall act as director of the Corporation until the first meeting, or until his successor or successors are duly elected and qualified, is Andy Feldstein, 10020 Avenal Farm Drive, Potomac, MD 20854

EIGHTH: The following provisions hereby are adopted for the purposes of defining and regulating certain powers of the Corporation, the directors and the stockholders, and are intended to supplement and in no way limit or restrict any other powers and rights conferred upon the Corporation, Its directors or stockholders by law or pursuant to the Bylaws of the Corporation.

(a)          The Board of Directors of the Corporation hereby is empowered to authorize the issuance, from time to time, of shares of its stock, with or without par value, of any class, and securities convertible into shares of its stock, with or without par value, of any class, for such consideration as said Board of Directors may deem advisable, irrespective of the value or amount of such consideration, but subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

(b)          No contract or other transaction between this Corporation and any other corporation, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any director of this Corporation is pecuniarily or otherwise interested in, or is a director or officer of, such other corporation; any director, individually, or any firm in which any director may be an owner, member, officer or otherwise involved, may be a party to, or may have a pecuniary or other interest in, any contract or transaction of this Corporation, provided that the firm’s interest was disclosed to a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction.

(c)          The Board of Directors shall have power, from time to time: i) to fix, determine and to vary the amount of working capital of the Corporation; ii) determine whether any, and, if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, subject, however, to the provisions of the charter, and iii) to direct and determine the use and disposition of any of such surplus or net profits. The Board of Directors may, in its discretion, use and apply any of such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

(d)          The Corporation reserves the right to make, from time to time, any amendments to its charter which may now or hereafter be authorized by law, including any amendments changing the terms of any class of its stock by classification, reclassification or otherwise. Any amendment which changes the terms of any of the outstanding stock shall not be valid unless such change shall have been authorized by a vote of the holders of two thirds (2/3) of all of such stock outstanding at the time, with or without a meeting.

(e)          No holders of stock of the Corporation, of whatever class, shall have any preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription, except as the Board of Directors, in its discretion, from time to time may determine, and at any such price as the Board of Directors, in its discretion, from time to time may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as said Board of Directors shall determine, be offered to holders of any class or classes of stock to the exclusion of holders of any or all other classes existing at the time.

(f)           Except where prohibited by law, or otherwise provided in this charter, any action required to be taken or authorized by the affirmative vote of the holders of a designated proportion of the shares of stock of the Corporation, or required to be otherwise taken, approved, ratified or authorized by vote of the stockholders, shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon.

(g)          The Board of Directors shall have power, subject to any limitations or restrictions herein set forth or imposed by law, to classify or reclassify any unissued shares of stock, whether new or hereafter authorized, by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices or redemption of, and the conversion rights of such shares.

(h)          The Board of Directors shall have power to declare and authorize the payment of stock dividends, whether or not payable in stock of one class to holders of stock of another class or classes; and shall have authority to exercise, without a vote of stockholders, all powers of the Corporation, whether conferred by law or by these articles, to purchase, lease or otherwise acquire the business, assets or franchises, in whole or in part, of other corporations or unincorporated business entities.

NINTH: The term of the Corporation shall be perpetual.

I declare and affirm, subject to the penalties of perjury, that the matters set forth herein are true and correct.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on the 21st day of September, 2004.

/s/ Andy Feldstein
Andy Feldstein
Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, SEPTEMBER 24, 2004

The State Corporation Commission has found the accompanying articles submitted on behalf of

Stapor Research, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective September 24, 2004.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of Stapor Research, Inc. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
October 16, 2013

/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0502